Exhibit 99.1

PENTAIR, INC. ATTN: ANGELA LAGESON 5500 WAYZATA BLVD., SUTE 800 GOLDEN VALLEY, MN 55416-1261

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. U.S. Only

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:	For	Against	Abstain

1. To approve the Merger Agreement, dated as of March 27, 2012, among Tyco International Ltd., Tyco Flow Control International Ltd., Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. and the transactions contemplated thereby and all other actions or matters necessary or appropriate to give effect to the Merger Agreement and the transactions contemplated thereby.

	☐	☐	☐

2. To vote, on a non-binding advisory basis, to approve the compensation that may be paid or become payable to Pentair, Inc.’s named executive officers in connection with the merger.	☐	☐	☐

3. To adjourn or postpone the special meeting to solicit additional proxies if there are not sufficient votes to approve Proposal 1 at the time of the special meeting.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

     Signature [PLEASE SIGN WITHIN BOX]                           Date                                     Signature (Joint Owners)                                                       Date

0000147379_1     R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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PENTAIR, INC.

Special Meeting of Shareholders

[—], 2012

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Randall J. Hogan, John L. Stauch and Angela D. Lageson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PENTAIR, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held on [—], 2012, at [—], and any adjournment or postponement thereof.

Furthermore, if I am a participant in the Pentair, Inc. Employee Stock Ownership Plan (Pentair ESOP), I hereby direct Fidelity Management Trust Company as Pentair ESOP Trustee, to vote at the Special Meeting of Shareholders of Pentair, Inc. to be held on [—], at [—], and any adjournment or adjournments thereof, all shares of Common Stock of Pentair, Inc. allocated to my account in the Pentair ESOP as of [—], 2012. I understand that my vote must be received by Broadridge Financial Solutions, acting as tabulation agent for the Pentair ESOP Trustee, by 11:59 p.m. [—], 2012. If it is not received by that date, or if the voting instructions are invalid, the shares held in my account will be voted by Fidelity Management Trust Company, in the same proportion that the other participants direct them to vote shares allocated to their accounts.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000147379_2     R1.0.0.11699